Exhibit 99.1

News Release
For Immediate Release: March 9, 2021
H&R Block Reports Fiscal 2021 Third Quarter Results; Reiterates Fiscal Year Financial Outlook
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results1 for the fiscal 2021 third quarter ended January 31, 2021.
•Company reiterates its revenue growth and earnings outlook for the fiscal year.
•Fiscal third quarter revenue was impacted by a delayed start to the U.S. tax season and a later-than-usual opening of IRS e-file resulting in a 41% decline to $308 million. These impacts were partially offset by an increase in small business payments processing and payroll volume at Wave, increased fees from Emerald Card transactions, and improved international results.
•GAAP loss per share from continuing operations2 increased from $(0.66) to $(1.27), and adjusted non-GAAP loss per share3 increased from $(0.59) to $(1.17), due to the decline in revenue, partially offset by a decline in operating expenses. Loss per share was also impacted by a lower effective tax rate and lower shares outstanding resulting from repurchases earlier in the year. As a reminder, the lower tax rate and share count negatively impact EPS in quarters in which the company reports a loss, but will be favorable on a full fiscal year basis.

"We're taking steps to build the capabilities necessary to execute on our Block Horizons strategy, as we continue to innovate in consumer tax, grow awareness of our small business offerings, and build out our financial products platform," said Jeff Jones, H&R Block’s president and chief executive officer. “Despite seeing a delay to the start of the tax season, we’re well positioned to finish the fiscal year strong and to continue on our path toward long-term sustainable growth."
1    All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares at the end of the corresponding period.
3 The company reports non-GAAP financial measures of performance, including adjusted earnings per share (EPS), earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, and free cash flow, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Fiscal 2021 Third Quarter Results From Continuing Operations

(in millions, except EPS)	Q3 FY2021	Q3 FY2020
Revenue	$308	$519
Pretax Loss	$(284)	$(177)
Net Loss	$(232)	$(128)
Weighted-Avg. Shares - Diluted	183.4	194.1
EPS[2]	$(1.27)	$(0.66)
Adjusted EPS[2,3]	$(1.17)	$(0.59)
EBITDA[3]	$(221)	$(107)

"We're on target to deliver our financial outlook for the year," said Tony Bowen, H&R Block's chief financial officer. "This will drive strong free cash flow and significant return of capital to our shareholders through dividends and share repurchases."
Key Financial Metrics
•Fiscal third quarter revenue was impacted by a delayed start to the U.S. tax season and a later than usual opening of IRS e-file resulting in a decline of $211 million, or 41%, to $308 million. These impacts were partially offset by an increase in small business payments processing and payroll volume at Wave, increased fees from Emerald Card transactions, and improved international results.
•Total operating expenses decreased $100 million, or 15%, to $572 million primarily due to lower variable expenses related to the delayed start to the U.S. tax season, and reductions in travel, occupancy, and legal costs.
•Pretax loss increased $106 million to $284 million.
•GAAP loss per share from continuing operations increased from $(0.66) to $(1.27), and adjusted non-GAAP loss per share3 increased from $(0.59) to $(1.17), due to the decline in revenue, partially offset by the decline in operating expenses. Loss per share was also impacted by a lower effective tax rate and lower shares outstanding resulting from repurchases earlier in the year. As a reminder, the lower tax rate and share count negatively impact EPS in quarters in which the company reports a loss, but will be favorable on a full fiscal year basis.
Capital Structure
The company also reported the following related to its capital structure:
•As previously announced, a quarterly cash dividend of $0.26 per share is payable on April 1, 2021 to shareholders of record as of March 16, 2021. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.
•Fiscal year to date repurchases and retirements of common stock total approximately 9.5 million shares at an aggregate price of $150 million, or $15.83 per share. These repurchases were made in the second fiscal quarter. The company has approximately $600 million remaining on its authorization which runs through June 2022.

Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.
Conference Call
Discussion of the fiscal 2021 third quarter results, outlook, and a general business update will occur during the company’s previously announced fiscal third quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on March 9, 2021. To access the call, please dial the number below approximately 5 minutes prior to the scheduled starting time:

U.S./Canada (866) 987-6821 or International (630) 652-5951
Conference ID: 1036306

The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at https://investors.hrblock.com. The presentation will be posted on the Quarterly Results page at https://investors.hrblock.com following the conclusion of the call.

A replay of the call will be available beginning at 7:30 p.m. Eastern time on March 9, 2021 and continuing for seven days by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 1036306. The webcast will be available for replay beginning on March 10, 2021 and continuing for 90 days at https://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation, financial products and small business solutions. The company blends digital innovation with the human expertise and care of its associates and franchisees as it helps people get the best outcome at tax time, and better manage and access their money year-round. Through Block Advisors and Wave, the company helps small business owners thrive with innovative products like Wave Money, a small business banking and bookkeeping solution, and the only business bank account to manage bookkeeping automatically. For more information, visit H&R Block News or follow @HRBlockNews on Twitter.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They also include the expected impact of the coronavirus (COVID-19) pandemic, including, without limitation, the impact on economic and financial markets, the Company’s capital resources and financial condition, the expected use of proceeds under the Company’s revolving credit facility, future expenditures, potential regulatory actions, such as extensions of tax filing deadlines or other related relief, changes in consumer behaviors and modifications to the Company’s operations related thereto. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Angela Davied, (816) 854-5798, angela.davied@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended January 31,		Nine months ended January 31,
	2021	2020	2021	2020

REVENUES:
Service revenues	$244,692	$419,955	$956,605	$691,762
Royalty, product and other revenues	63,535	99,250	129,202	138,606
	308,227	519,205	1,085,807	830,368
OPERATING EXPENSES:
Costs of revenues	380,273	462,521	940,364	945,119
Selling, general and administrative	191,488	209,288	461,368	475,758
Total operating expenses	571,761	671,809	1,401,732	1,420,877

Other income (expense), net	2,367	1,879	4,759	13,741
Interest expense on borrowings	(22,333)	(26,305)	(85,319)	(68,682)
Loss from continuing operations before income tax benefit	(283,500)	(177,030)	(396,485)	(645,450)
Income tax benefit	(51,669)	(49,004)	(35,730)	(188,146)
Net loss from continuing operations	(231,831)	(128,026)	(360,755)	(457,304)
Net loss from discontinued operations	(1,163)	(1,657)	(4,706)	(10,625)
NET LOSS	$(232,994)	$(129,683)	$(365,461)	$(467,929)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.27)	$(0.66)	$(1.92)	$(2.31)
Discontinued operations	—	(0.01)	(0.02)	(0.05)
Consolidated	$(1.27)	$(0.67)	$(1.94)	$(2.36)

WEIGHTED AVERAGE DILUTED SHARES	183,438	194,077	188,548	198,064

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	January 31, 2021	January 31, 2020	April 30, 2020

ASSETS
Cash and cash equivalents	$280,249	$192,340	$2,661,914
Cash and cash equivalents - restricted	181,159	169,447	211,106
Receivables, net	563,089	819,946	133,197
Prepaid expenses and other current assets	196,145	120,229	80,519
Total current assets	1,220,642	1,301,962	3,086,736
Property and equipment, net	162,765	197,569	184,367
Operating lease right of use asset	419,245	463,777	494,788
Intangible assets, net	381,264	433,074	414,976
Goodwill	745,616	838,830	712,138
Deferred tax assets and income taxes receivable	179,598	134,901	151,195
Other noncurrent assets	59,233	82,317	67,847
Total assets	$3,168,363	$3,452,430	$5,112,047
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$160,880	$156,766	$203,103
Accrued salaries, wages and payroll taxes	118,517	117,459	116,375
Accrued income taxes and reserves for uncertain tax positions	17,088	36,242	209,816
Current portion of long-term debt	—	649,022	649,384
Operating lease liabilities	186,209	187,890	195,537
Deferred revenue and other current liabilities	208,789	190,242	201,401
Total current liabilities	691,483	1,337,621	1,575,616
Long-term debt and line of credit borrowings	2,369,574	1,880,589	2,845,873
Deferred tax liabilities and reserves for uncertain tax positions	302,120	172,954	182,441
Operating lease liabilities	245,383	289,299	312,566
Deferred revenue and other noncurrent liabilities	94,383	90,346	124,510
Total liabilities	3,702,943	3,770,809	5,041,006
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,187	2,282	2,282
Additional paid-in capital	778,495	769,990	775,387
Accumulated other comprehensive loss	(11,693)	(25,391)	(51,576)
Retained earnings (deficit)	(616,518)	(367,218)	42,965
Less treasury shares, at cost	(687,051)	(698,042)	(698,017)
Total stockholders' equity (deficiency)	(534,580)	(318,379)	71,041
Total liabilities and stockholders' equity	$3,168,363	$3,452,430	$5,112,047

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Nine months ended January 31,	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(365,461)	$(467,929)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	117,163	125,409
Provision	25,642	37,517
Deferred taxes	(39,858)	10,795
Stock-based compensation	20,744	22,699
Changes in assets and liabilities, net of acquisitions:
Receivables	(438,307)	(684,323)
Prepaid expenses, other current and noncurrent assets	(68,222)	(1,990)
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(37,601)	(166,204)
Deferred revenue, other current and noncurrent liabilities	(24,951)	(55,064)
Income tax receivables, accrued income taxes and income tax reserves	(94,922)	(282,488)
Other, net	(2,906)	(6,213)
Net cash used in operating activities	(908,679)	(1,467,791)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(47,996)	(66,510)
Payments made for business acquisitions, net of cash acquired	(15,025)	(450,282)
Franchise loans funded	(24,957)	(32,890)
Payments from franchisees	20,293	14,604
Other, net	(6,427)	45,376
Net cash used in investing activities	(74,112)	(489,702)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(2,320,000)	(285,000)
Proceeds from line of credit borrowings	1,200,000	1,320,000
Repayments of long-term debt	(650,000)	—
Proceeds from issuance of long-term debt	647,965	—
Dividends paid	(147,887)	(154,827)
Repurchase of common stock, including shares surrendered	(153,158)	(256,199)
Proceeds from exercise of stock options	2,139	2,074
Other, net	(21,884)	(14,136)
Net cash provided by (used in) financing activities	(1,442,825)	611,912

Effects of exchange rate changes on cash	14,004	(359)

Net decrease in cash and cash equivalents, including restricted balances	(2,411,612)	(1,345,940)
Cash, cash equivalents and restricted cash, beginning of period	2,873,020	1,707,727
Cash, cash equivalents and restricted cash, end of period	$461,408	$361,787

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$96,965	$84,872
Interest paid on borrowings	78,098	65,972
Accrued additions to property and equipment	2,841	1,662
New operating right of use assets and related lease liabilities	93,381	251,284

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended January 31,		Nine months ended January 31,
	2021	2020	2021	2020
REVENUES:
U.S. assisted tax preparation	$154,489	$283,956	$541,139	$358,174
U.S. royalties	23,902	44,965	67,427	59,644
U.S. DIY tax preparation	21,681	34,089	94,331	42,040
International	15,671	11,804	132,347	97,311
Refund Transfers	7	50,494	11,752	52,794
Emerald Card®	21,951	16,657	48,801	39,128
Peace of Mind® Extended Service Plan	16,101	16,954	72,871	75,451
Tax Identity Shield®	4,927	8,138	19,129	17,308
Interest and fee income on Emerald AdvanceSM	27,590	32,741	28,754	33,780
Wave	14,803	11,213	41,197	25,740
Other	7,105	8,194	28,059	28,998
Total revenues	308,227	519,205	1,085,807	830,368
Compensation and benefits:
Field wages	127,002	165,435	306,551	280,231
Other wages	62,254	63,808	182,010	178,389
Benefits and other compensation	39,637	45,397	105,581	100,579
	228,893	274,640	594,142	559,199
Occupancy	100,823	102,788	297,881	292,470
Marketing and advertising	66,825	84,760	94,953	101,190
Depreciation and amortization	39,856	44,147	117,163	125,409
Bad debt	25,790	36,527	28,759	37,594
Other	109,574	128,947	268,834	305,015
Total operating expenses	571,761	671,809	1,401,732	1,420,877

Other income (expense), net	2,367	1,879	4,759	13,741
Interest expense on borrowings	(22,333)	(26,305)	(85,319)	(68,682)
Pretax loss	(283,500)	(177,030)	(396,485)	(645,450)
Income tax benefit	(51,669)	(49,004)	(35,730)	(188,146)
Net loss from continuing operations	(231,831)	(128,026)	(360,755)	(457,304)
Net loss from discontinued operations	(1,163)	(1,657)	(4,706)	(10,625)
Net loss	$(232,994)	$(129,683)	$(365,461)	$(467,929)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.27)	$(0.66)	$(1.92)	$(2.31)
Discontinued operations	—	(0.01)	(0.02)	(0.05)
Consolidated	$(1.27)	$(0.67)	$(1.94)	$(2.36)

Weighted average diluted shares	183,438	194,077	188,548	198,064

EBITDA from continuing operations (1)	$(221,311)	$(106,578)	$(194,003)	$(451,359)

(1) See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

U.S. Operating Statistics
	January 1 through February 28
	2021	2020	Change	% Change

Tax Returns Prepared: (in 000s) (1)
Company-owned operations	3,273	3,910	(637)	(16.3)%
Franchise operations	1,297	1,624	(327)	(20.1)%
Total Assisted	4,570	5,534	(964)	(17.4)%

Desktop	515	629	(114)	(18.1)%
Online	3,205	3,595	(390)	(10.8)%
Total DIY	3,720	4,224	(504)	(11.9)%

Total U.S. Returns	8,290	9,758	(1,468)	(15.0)%

Net Average Charge: (2)
Company-owned operations	$219.43	$223.83	$(4.40)	(2.0)%
Franchise operations (3)	$211.01	$215.62	$(4.61)	(2.1)%
DIY	$27.70	$24.09	$3.61	15.0%

(1)     An assisted tax return is defined as a current or prior year individual or business tax return that has been accepted and paid for by the client. A DIY online return is defined as a current year individual or business tax return that has been accepted and paid for by the client. A DIY desktop return is defined as a current year individual or business tax return that has been electronically submitted to the IRS.
(2)     Net average charge is calculated as total tax preparation fees divided by tax returns prepared.
(3)    Net average charge related to H&R Block Franchise operations represents tax preparation fees collected by H&R Block franchisees divided by returns prepared in franchise offices. H&R Block will recognize a portion of franchise revenues as franchise royalties based on the terms of franchise agreements..

(in 000s)
	Three months ended January 31,		Nine months ended January 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2021	2020	2021	2020

Net loss - as reported	$(232,994)	$(129,683)	$(365,461)	$(467,929)
Discontinued operations, net	1,163	1,657	4,706	10,625
Net loss from continuing operations - as reported	(231,831)	(128,026)	(360,755)	(457,304)
Add back:
Income tax benefit of continuing operations	(51,669)	(49,004)	(35,730)	(188,146)
Interest expense of continuing operations	22,333	26,305	85,319	68,682
Depreciation and amortization of continuing operations	39,856	44,147	117,163	125,409
	10,520	21,448	166,752	5,945
EBITDA from continuing operations	$(221,311)	$(106,578)	$(194,003)	$(451,359)

(in 000s, except per share amounts)
	Three months ended January 31,		Nine months ended January 31,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2021	2020	2021	2020

Net loss from continuing operations - as reported	$(231,831)	$(128,026)	$(360,755)	$(457,304)

Adjustments:
Amortization of intangibles related to acquisitions (pretax)	16,293	19,179	52,176	54,997
Tax effect of adjustments (1)	1,012	(4,956)	(4,143)	(13,667)
Adjusted net loss from continuing operations	$(214,526)	$(113,803)	$(312,722)	$(415,974)

Diluted loss per share - as reported	$(1.27)	$(0.66)	$(1.92)	$(2.31)
Adjustments, net of tax	0.10	0.07	0.26	0.21
Adjusted loss per share	$(1.17)	$(0.59)	$(1.66)	$(2.10)

(1)Tax effect of adjustments is the difference between the tax provision calculated on a GAAP basis and on an adjusted non-GAAP basis.
NON-GAAP FINANCIAL INFORMATION
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, EBITDA margin from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.